GLOBE LIFE INC. REPORTS
First Quarter 2024 Results

McKinney, TX, April 22, 2024—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended March 31, 2024, net income was $2.67 per diluted common share, compared with $2.28 per diluted common share for the year-ago quarter. Net operating income for the quarter was $2.78 per diluted common share, compared with $2.53 per diluted common share for the year-ago quarter.

HIGHLIGHTS:

●	Net income as an ROE was 21.3% for the three months ended March 31, 2024. Net operating income as an ROE excluding accumulated other comprehensive income (AOCI) was 14.3% for the same period.

●	Net income increased 14% and net operating income increased 6% over the year-ago quarter.

●
At the American Income Life Division, life net sales and premiums increased over the year-ago quarter by 17% and 7%, respectively. Additionally, the average producing agent count increased 15% over the year-ago quarter.

●	At the Liberty National Division, the average producing agent count increased 14% over the year-ago quarter and life premiums increased 7%.

●	At the Family Heritage Division, health net sales increased 11% and premiums increased 8% over the year-ago quarter.

●	Total underwriting margin increased 5% over the year-ago quarter.

●	Net investment income grew 10% over the year-ago quarter.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q1 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended March 31, 2024 and 2023:

Operating Summary
	Per Share
	Three Months Ended March 31,			Three Months Ended March 31,
	2024	2023	% Chg.	2024	2023	% Chg.
Insurance underwriting income(2)	$3.41	$3.18	7	$324,361	$311,037	4
Excess investment income(2)	0.46	0.30	53	43,785	29,255	50
Interest on debt	(0.30)	(0.25)	20	(28,621)	(24,867)	15
Parent company expense	(0.03)	(0.03)		(2,826)	(2,585)
Income tax expense	(0.70)	(0.61)	15	(66,227)	(59,849)	11
Stock compensation benefit (expense), net of tax	(0.07)	(0.05)		(6,373)	(4,949)
Net operating income	2.78	2.53	10	264,099	248,042	6

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.10)	(0.25)		(9,321)	(24,432)
Non-operating expenses	(0.01)	—		(561)	—
Net income(3)	$2.67	$2.28		$254,217	$223,610

Weighted average diluted shares outstanding	95,115	97,911
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q1 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Three Months Ended March 31,
	2024	2023
Net income	$254,217	$223,610
Net operating income	264,099	248,042
Net income as an ROE(1)	21.3%	22.9%
Net operating income as an ROE (excluding AOCI)(1)	14.3%	14.6%

	March 31,
	2024	2023
Shareholders' equity	$5,039,161	$3,846,291
Impact of adjustment to exclude AOCI	2,467,236	2,961,093
Shareholders' equity, excluding AOCI	$7,506,397	$6,807,384

Book value per share	$53.03	$39.74
Impact of adjustment to exclude AOCI	25.97	30.60
Book value per share, excluding AOCI	$79.00	$70.34
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS:

Life insurance accounted for 76% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 23% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 7% for the quarter, and net health sales increased 9%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended March 31, 2024 and 2023:

Insurance Premium Revenue
	Quarter Ended
	March 31, 2024	March 31, 2023	% Chg.
Life insurance	$804,265	$772,597	4
Health insurance	341,019	322,493	6
Annuity	—	—
Total	$1,145,284	$1,095,090	5

GL Q1 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended March 31, 2024 and 2023:

Insurance Underwriting Income
	Quarter Ended
	March 31, 2024	% of Premium	March 31, 2023	% of Premium	% Chg.
Insurance underwriting margins:
Life	$309,011	38	$291,274	38	6
Health	93,770	27	91,332	28	3
Annuity	1,915		2,288
	404,696		384,894		5
Other income	76		50
Administrative expenses	(80,411)		(73,907)		9
Insurance underwriting income	$324,361		$311,037		4
Per share	$3.41		$3.18		7

The ratio of administrative expenses to premium was 7.0%, compared with 6.7% for the year-ago quarter.

GL Q1 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies: American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division (Direct to Consumer).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	March 31,
	2024		2023
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$187,068	45	$175,567	45	7
Direct to Consumer	58,585	24	56,161	23	4
Liberty National	30,713	34	27,690	32	11
Other	32,645	64	31,856	61	2
Total	$309,011	38	$291,274	38	6

Life Premium
	Quarter Ended
	March 31,
	2024	2023	% Chg.
American Income	$414,044	$387,512	7
Direct to Consumer	248,040	247,667	—
Liberty National	90,777	85,203	7
Other	51,404	52,215	(2)
Total	$804,265	$772,597	4

Life Net Sales(1)
	Quarter Ended
	March 31,
	2024	2023	% Chg.
American Income	$97,195	$83,329	17
Direct to Consumer	28,563	32,467	(12)
Liberty National	21,605	21,979	(2)
Other	2,134	2,594	(18)
Total	$149,497	$140,369	7
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q1 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	March 31,
	2024		2023
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$11,906	8	$12,938	10	(8)
Family Heritage	35,838	35	31,749	33	13
Liberty National	26,672	56	26,870	57	(1)
American Income	19,192	63	18,386	62	4
Direct to Consumer	162	1	1,389	8	(88)
Total	$93,770	27	$91,332	28	3

Health Premium
	Quarter Ended
	March 31,
	2024	2023	% Chg.
United American	$141,635	$132,607	7
Family Heritage	103,391	96,072	8
Liberty National	47,630	46,972	1
American Income	30,497	29,594	3
Direct to Consumer	17,866	17,248	4
Total	$341,019	$322,493	6

Health Net Sales(1)
	Quarter Ended
	March 31,
	2024	2023	% Chg.
United American	$16,423	$15,380	7
Family Heritage	24,966	22,543	11
Liberty National	7,613	7,096	7
American Income	4,594	4,504	2
Direct to Consumer	804	550	46
Total	$54,400	$50,073	9
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q1 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	March 31,			December 31,
	2024	2023	% Chg.	2023
American Income	11,139	9,714	15	11,131
Liberty National	3,419	3,011	14	3,387
Family Heritage	1,295	1,298	—	1,368

(1) The quarterly average producing agent count is based on the actual count at the beginning and end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	March 31,
	2024	2023	% Chg.
Net investment income	$282,578	$257,105	10
Interest on policy liabilities(1)	(238,793)	(227,850)	5
Excess investment income	$43,785	$29,255	50
Per share	$0.46	$0.30	53
(1)Interest on policy liabilities is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 10% and average invested assets increased 5%. Required interest on policy liabilities and average policy liabilities both increased 5%.

GL Q1 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at March 31, 2024 is as follows:

Investment Portfolio
	As of
	March 31, 2024
	Amount	% of Total
Fixed maturities at fair value(1)	$18,144,353	90
Mortgage Loans	329,033	2
Policy loans	664,641	3
Other long-term investments(2)	899,085	4
Short-term investments	58,413	—
Total	$20,095,525
(1) As of March 31, 2024, fixed maturities at amortized cost were $19.5 billion, net of $7.0 million of allowance for credit losses.
(2) Includes $845 million of investments accounted for under the fair value option which have a cost of $829 million as of March 31, 2024.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of March 31, 2024 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	March 31, 2024
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$15,138,591	$493,713	$15,632,304
Municipals	3,301,276	—	3,301,276
Government, agencies, and GSEs(1)	441,417	—	441,417
Collateralized debt obligations	—	36,730	36,730
Other asset-backed securities	74,451	11,579	86,030
Total	$18,955,735	$542,022	$19,497,757
(1) Government-Sponsored Enterprises

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at March 31, 2024 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
March 31, 2024	$19,504,784	$(7,027)	$(1,353,404)	$18,144,353

At amortized cost, net of allowance for credit losses, 97% of fixed maturities (97% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.24% during the first quarter of 2024, compared with 5.18% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q1 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	March 31,
	2024	2023
Amount	$682,427	$310,504
Average annual effective yield	5.9%	5.8%
Average rating	A-	A
Average life (in years) to:
Next call	30.4	19.7
Maturity	32.3	24.9

SHARE REPURCHASE:

During most of the first quarter, the Company was in a blackout period due to a potential acquisition that is no longer being actively considered. As a result, first quarter repurchases of Globe Life Inc. common stock were limited to 127,748 shares at a total cost of $15.6 million and an average share price of $122.13. Globe Life will immediately resume buybacks once the blackout for first quarter earnings is over. Our earnings guidance anticipates approximately $350 million to $370 million of share repurchases for the full year.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2024:

Globe Life projects net operating income between $11.50 to $12.00 per diluted common share for the year ending December 31, 2024.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q1 2024 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the continued impact of inflation, geopolitical events, and the recent pandemic on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales, financing costs, and/or investment portfolio yield;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from geopolitical events, particularly in certain industries that may compromise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in the competitiveness of the Company's products and pricing;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from the impact of higher than anticipated inflation);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;
10) The customer response to new products and marketing initiatives;
11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
13) The impact of any reputational damage on the Company’s ability to attract and retain agents;

14) The severity, magnitude, and impact of natural or man-made catastrophic events, including but not limited to pandemics, tornadoes, hurricanes, earthquakes, war and terrorism, on our operations and personnel, commercial activity and demand for our products; and
15) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.
Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q1 2024 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its first quarter 2024 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, April 23, 2024. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Policy Acquisition and Chief Strategy Officer
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q1 2024 Earnings Release

APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2024	2023
Revenue:
Life premium	$804,265	$772,597
Health premium	341,019	322,493
Other premium	—	—
Total premium	1,145,284	1,095,090
Net investment income	282,578	257,105
Realized gains (losses)	(11,799)	(30,927)
Other income	76	50
Total revenue	1,416,139	1,321,318

Benefits and expenses:
Life policyholder benefits(1)	519,871	507,977
Health policyholder benefits(2)	202,327	190,962
Other policyholder benefits	9,595	8,988
Total policyholder benefits	731,793	707,927
Amortization of deferred acquisition costs	99,478	92,322
Commissions, premium taxes, and non-deferred acquisition costs	148,110	137,797
Other operating expense	93,214	84,171
Interest expense	28,621	24,867
Total benefits and expenses	1,101,216	1,047,084

Income before income taxes	314,923	274,234
Income tax benefit (expense)	(60,706)	(50,624)
Net income	$254,217	$223,610

Basic net income per common share	$2.71	$2.32

Diluted net income per common share	$2.67	$2.28
(1)Net of a remeasurement gain of $4.9 million for the three months ended March 31, 2024, and a remeasurement gain of $2.7 million for the same period in 2023.
(2)Net of a remeasurement gain of $3.2 million for the three months ended March 31, 2024, and a remeasurement loss of $2.0 million for the same period in 2023.

GL Q1 2024 Earnings Release